UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549


                            FORM 8-K

                         CURRENT REPORT
             Pursuant to Section 13 or 15(d) of the
                Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  June 10, 2003


              MAUI LAND & PINEAPPLE COMPANY, INC.
     (Exact name of registrant as specified in its charter)


          HAWAII                   0-6510           99-0107542
State or other jurisdiction of   (Commission    (I.R.S. Employer
incorporation or organization)   File Number)  Identification No.)


120 Kane Street, P.O. Box 187, Kahului, Maui, Hawaii   96733-6687
     (Address of Principal Executive Offices)          (Zip Code)


Registrant's telephone number, including area code: (808)877-3351


                              NONE
  Former Name or Former Address, if Changed Since Last Report







ITEM 9.   REGULATION FD DISCLOSURE

          On June 10, 2003 Maui Land & Pineapple Company, Inc.
     (MLP) executed an agreement to sell the Napili Plaza. The sale is expected to close by the end of July 2003 after conclusion of an inspection period. Napili Plaza was developed by MLP in 1991 and is a 45,000 square foot retail and commercial office center located in West Maui.
          This report contains forward-looking statements. All statements in this report that address events or developments that we anticipate may occur in the future are forward-looking statements. We believe the assumptions underlying our forward-looking statements are reasonable. However, any of the assumptions could prove to be inaccurate and actual results may differ materially from those projected for a variety of reasons including, but not limited to those risks and uncertainties as disclosed in the Company's Annual Report to Shareholders and Form 10-K filing with the Securities and Exchange Commission. We do not undertake any obligation to update any forward-looking statements to reflect later events or circumstances.









                           SIGNATURE



      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.





                              MAUI LAND & PINEAPPLE COMPANY, INC.



   June 10, 2003              /S/ PAUL J. MEYER
      Date                        Paul J. Meyer
                                  Executive Vice President/Finance
                                  (Principal Financial Officer)